Exhibit 99.1
PRESS RELEASE

Silver Dragon’s Sino-Top Joint Venture prepares for 12,000 meter drilling and 3,500 meter tunneling exploration program for 2011

BEIJING, April 5, 2011 – Silver Dragon Resources Inc. (OTCBB: SDRG) (“the Company”) is pleased to announce that its 40% equity owned joint venture Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') has commenced this year’s approved exploration program on three of its properties in Northern China. The exploration targets include 6,000 meters (incl. 1,000 meters contingency) drilling, 2,500m tunneling, a 200 meters inclined shaft and a 260m shaft at Dadi; 5,000 meters (incl. 1,000 meters contingency) drilling, 1,000 meters tunneling and a metallurgic test at Laopandao; 1,000 meters drilling at Aobaotugounao. In addition, field surveys will be conducted on the Yuanlinzi, Zhuanxinhu and Shididonggou properties for exploration consideration and potential in 2012.

“We continue to aggressively develop our assets in China” commented Marc Hazout, President and CEO of Silver Dragon Resources. “We have seen great success with Dadi and Laopandao and our Partners HIC and Shengda share in our enthusiasm to grow our resource base and develop all of our properties in the Erbahuo silver belt. This year, we are adding 1,000 meters of drilling at our Aobaotugounao property to our exploration program, of which I look forward to seeing similar results.”

About Aobaotugounao

The Aobaotugounao property covers a total of 21.07 km2. It is approximately 9km northwest of Tongxing Township, Keshiketeng County, Inner Mongolia. Geologically, it is characterized by a hydrothermal vein Ag-polymetallic deposit within Jurassic volcanic series. Recent geological work on the property has identified 16 alteration zones, three of which are Ag-Pb mineralization zones. Major alterations are limonitization, siliconization, chloritization and fluoritization. A geophysical survey has suggested the possible existence of silver, lead, zinc and copper mineralization zones below 150 meters from surface. The 1,000 meter drilling planned for Aobaotugounao will help further define the existing mineral zones as well as identify additional mineral zones within the exploration area.

About Sino-Top – China Mining 2009 Award Winner

Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') was originally incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top after having sold 50% of its ownership interest to its Chinese partners. The Chinese side partners, led by Gansu Shengda Group Ltd. (“Shengda”), at 52%, and HIC, at 8%, collectively together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi Silver Polymetallic Project, at the China Mining Congress & Expo 2009 held in Tianjin, China, during October 20-22, 2009.

PRESS RELEASE (continued)

About Dadi

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. ("Sino-Top"), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China (see Project location Map at: http://www.silverdragonresources.com/_gui/China_Project_Location_Map.jpg).

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

An independent review of the Dadi property was completed in Q1-2010, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of May 6, 2010).

About Laopandao

The Laopandao exploration area covers 44.88 square kilometers and is located approximately 650 kilometers north by northeast of Beijing in Chifeng, Inner Mongolia (see Project location Map at: http://www.silverdragonresources.com/_gui/China_Project_Location_Map.jpg).

Mineralization zones have been identified in the northern, central, and southern portions of the exploration area. The most significant recent discovery was the existence of Silver, Tin, Copper and Lead mineralization on the peripheries of a previously identified tin mineralized zone. The mineralization is mainly a continental volcanic-sedimentary rock altered strata-bound mineral type. Silver Dragon and its Chinese Joint Venture partners have completed a major surface and underground exploration program at Laopandao during the 2010 exploration season. Since 2006, a total of 7,174 surface trenching, 14,632 meters of diamond drilling, 2,514 meters of underground exploration-development (tunneling) has been completed to help define the resource potential on the property culminating in the preparation of a preliminary assessment.

PRESS RELEASE (continued)

The Company has retained Southampton Associates to prepare an initial NI 43-101 report for the Laopandao property in Q2 2011, and revise its NI 43-101 report for the Dadi project based on the 2010 work program completed.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao), and its Erbahuo Silver mine (via its Chifeng Silver Dragon subsidiary), also in China. For more information, please visit the Company's website at: www.silverdragonresources.com (now available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Laopandao and Dadi Silver Project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Information inferred from the interpretation of assay results and information concerning mineralization zones may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to future assay results, delays in testing and evaluation of assays, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Silver Dragon Resources Inc.

Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com